SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): September 30, 1998


CALDERA CORPORATION
(Exact Name of Registrant as Specified in Charter)


FLORIDA                    1-12023               59-3243555
(State or Other Jurisdiction          (Commission               (IRS Employer
of Incorporation)               File Number)               Identification No.)


3156 EAST OLD MILL CIRCLE, SUITE 100, SALT LAKE CITY, UT 8411
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:  (801) 947-9007

Former Address, If Changed Since Last Report:  P.O. BOX 1929, DELAND, FL
32721-1929

Item 1.  Changes in Control of Registrant

(a) On September 30, 1998, Radd C. Berrett acquired 67,787 shares of common stock of Caldera Corporation, a Florida corporation, (the "Company") for $75,000, and a control group, consisting of eleven persons, represented by Richard Ford (the "Ford Group") acquired a combined total of 67,787 shares of common stock of the Company for $75,000. The funds used to purchase the shares were the personal funds of Mr. Berrett and the personal funds of each member of the Ford Group. The share were purchased in a private transaction through Richard Cook, a director of the Company, from current directors of the Company and eight other shareholders. The shares acquired by Mr. Berrett and the Ford Group each represent 40.77% of the outstanding shares of common stock of the Company and combined represent 81.55% of the voting control of the Company. Thus the parties have acquired control of the Company by virtue of their voting control of the Company. Although Mr. Berrett and the Ford Group have denied that combined they constitute a group, Mr. Berrett and Mr. Ford have agreed to serve as officers of the Company and to stand for election as directors. Mr. Berrett has been appointed as the president and Mr. Ford has been appointed as the secretary, treasurer, CFO, and principal accounting officer of the Company. The present board of directors has agreed to nominate Mr. Berrett and Mr. Ford as directors of the Company to take office as soon as possible, and Mr. Berrett and the Ford Group have agreed to vote in favor of such persons.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CALDERA CORPORATION

Date: October 26, 1998                    By /s/ Radd C. Berrett, President

                                             /s/ Richard A. Ford, Chief
                                                 Accounting Officer